Supplemental Financial Information Second Quarter 2022 investors.ironmountain.com

Table of Contents Section I - Q2 Earnings Press Release 3 Q2 2022 Earnings Press Release Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Worldwide Storage Volume 8 Quarterly Operating Performance 9 Year to Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Quarterly Condensed Consolidated Statements of Operations 12 Year to Date Condensed Consolidated Statements of Operations 13 Quarterly and Year to Date Reconciliation of Net Income to Adjusted EBITDA 14 Quarterly and Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income to FFO and AFFO 16 Year to Date Reconciliation of Net Income to FFO and AFFO 18 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 20 Year to Date Storage and Service Business Detail 21 Section VI - Real Estate Metrics 22 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 23 Data Center Operating Portfolio and Total Potential Capacity 24 Data Center Expansion and Development Activity 25 Section VIII - Capitalization and Debt Maturity Profile 26 Capitalization Total Borrowings Maturity Schedule Debt Maturity Profile Section IX - Capital Expenditures 27 Quarterly and Year to Date Capital Expenditures and Investments Section X - Appendix and Definitions 28 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended June 30, 2022 unless noted Unaudited investors.ironmountain.com Q2 2022 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

Iron Mountain Reports Second Quarter Results

-- Net Income of $202 million; Achieves record quarterly Revenue, Adjusted EBITDA and AFFO --

BOSTON – August 4, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the second quarter of 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to report outstanding performance in the second quarter, including all-time record Revenue, Adjusted EBITDA and AFFO. These results are reflective of our team's commitment to our customers and the expanded addressable market for our products and services." said William L. Meaney, President and CEO of Iron Mountain. "We remain focused on delivering value for our customers with ever expanding innovation in our suite of products and services which will ultimately deliver accelerated growth for our company and our shareholders."

Financial Performance Highlights for the Second Quarter and Year-to-Date 2022

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/22	6/30/21	Reported $	Constant Fx	6/30/22	6/30/21	Reported $	Constant Fx
Storage Rental Revenue	$753	$718	5%	8%	$1,504	$1,426	5%	8%
Service Revenue	$536	$401	34%	38%	$1,033	$775	33%	37%
Total Revenue	**$1,290**	**$1,120**	**15%**	**18%**	**$2,538**	**$2,202**	**15%**	**18%**
Net Income	$202	$277	(27)%		$244	$323	(25)%	
Reported EPS	$0.68	$0.95	(28)%		$0.83	$1.11	(25)%	
Adjusted EPS	$0.46	$0.38	21%		$0.85	$0.70	21%	
Adjusted EBITDA	$455	$406	12%	15%	$886	$786	13%	15%
Adjusted EBITDA Margin	*35.3%*	*36.2%*	*(90) bps*		*34.9%*	*35.7%*	*(80) bps*	
AFFO	$271	$246	10%		$535	$481	11%	
AFFO per share	$0.93	$0.85	10%		$1.83	$1.66	10%	

- Total reported Revenues for the second quarter were $1.29 billion, compared with $1.12 billion in the second quarter of 2021, an increase of 15.2%. Excluding the impact of foreign currency exchange (Fx), total reported Revenues increased 18.5% compared to the prior year, driven by a 37.6% increase in Service revenue, while Storage rental revenue increased 7.8%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic constant currency basis, service revenue grew 21.1%. Year to date, total reported Revenues increased 15.3%, or 17.9% excluding the impact of Fx.
- Net Income for the second quarter was $201.9 million compared with $276.5 million in the second quarter of 2021. Net income in the second quarter of 2021 included gains of approximately $181.2 million related to the divestment of the company's Intellectual Property Management business. Net Income in the second quarter of 2022 includes a lower gain from real estate sales as compared to the second quarter of 2021, offset by lower adjusted expenses and foreign currency transaction gains. Year to date, Net Income was $243.6 million, compared with $323.2 million in 2021.
- Adjusted EBITDA for the second quarter was $454.7 million, compared with $405.6 million in the second quarter of 2021, an increase of 12.1%. On a constant currency basis, Adjusted EBITDA increased by 15.4% in the second quarter, driven by the strong increase in Service revenue and productivity benefits. Year to date, Adjusted EBITDA was $885.7 million, compared with $786.2 million in 2021, an increase of 12.7%. On a constant currency basis, year to date Adjusted EBITDA increased 15.4%.
- FFO (Normalized) per share was $0.74 for the second quarter, compared with $0.69 in the second quarter of 2021, an increase of 7.2%. Year to date, FFO (Normalized) per share was $1.41, compared with $1.32 in 2021, or an increase of 7.3%.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

- AFFO was $270.9 million for the second quarter, compared with $246.0 million in the second quarter of 2021, an increase of 10.1%, driven by improved Adjusted EBITDA, partially offset by an increase in cash taxes. Year to date, AFFO was $535.2 million, compared with $481.4 million in 2021, or an increase of 11.2%.
- AFFO per share was $0.93 for the second quarter, compared with $0.85 in the second quarter of 2021, an increase of 9.6%, driven by improved Adjusted EBITDA. Year to date, AFFO per share was $1.83, compared with $1.66 in 2021, or an increase of 10.2%.

Dividend

On August 4, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the third quarter. The third-quarter 2022 dividend is payable on October 4, 2022, for shareholders of record on September 15, 2022.

Guidance

Iron Mountain affirmed full year 2022 guidance; details are summarized in the table below.

2022 Guidance[(1)]

($ in millions, except per share data)	2022 Guidance	Y/Y % Change
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally and manage our international operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (v) our ability to fund capital expenditures; (vi) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (vii) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (viii) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (x) our ability to raise debt or equity capital and changes in the cost of our debt; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures to implement and manage new IT systems; (xv) unexpected events, including those resulting from climate change or geopolitical events, which could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Senior Manager, Investor Relations Gillian.Tiltman@ironmountain.com Sarah.Barry@ironmountain.com (617) 286-4881 (617) 237-6597 Section I - Q2 Earnings Press Release investors.ironmountain.com Q2 2022 Supplemental Financial Information 5

Section II - Financial Highlights and Organic Growth

Facts and Figures

$4.8 Billion
Trailing Twelve-Month Revenue

~25,000
Employees

89 million+
Pieces of Media

225,000+
Customer Accounts

~1,400
Facilities Worldwide

725+ million
Cubic Feet of Global Storage Volume

Financial Highlights

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Storage Rental Revenue	$753,126	$751,070	$725,177	$718,614	$718,272
Service Revenue	$536,408	$496,976	$434,410	$411,534	$401,484
Total Revenues	**$1,289,534**	**$1,248,046**	**$1,159,587**	**$1,130,148**	**$1,119,756**
Adjusted EBITDA	$454,706	$430,994	$430,734	$417,769	$405,631
Adjusted EBITDA Margin	35.3 %	34.5 %	37.1 %	37.0 %	36.2 %
Net Income Attributable to Iron Mountain Incorporated	$200,081	$42,299	$61,648	$67,683	$275,285
Reported EPS - Fully Diluted	$0.68	$0.14	$0.21	$0.23	$0.95
Adjusted EPS	$0.46	$0.38	$0.43	$0.40	$0.38
FFO (Normalized)	$216,240	$193,103	$216,757	$208,836	$199,963
FFO (Normalized) per Share	$0.74	$0.66	$0.74	$0.72	$0.69
AFFO	$270,934	$264,234	$267,032	$263,484	$245,992
AFFO per Share	$0.93	$0.91	$0.92	$0.90	$0.85
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	67.8 %	69.3 %	71.2 %	76.8 %	80.7 %
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	291,811	291,482	291,079
Net Lease-Adjusted Leverage Ratio	5.3x	5.4x	5.3x	5.4x	5.3x

Operating Highlights

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Organic Storage Rental Revenue Growth	8.2 %	6.8 %	3.6 %	2.3 %	2.5 %
Organic Service Revenue Growth	21.1 %	16.1 %	17.6 %	17.7 %	25.5 %
Total Volume - Storage	730,001	727,653	726,246	726,831	715,772
Storage Facility Capacity Utilization	81.3 %	80.9 %	80.9 %	81.8 %	84.0 %
Records Management Retention Rate	93.8 %	93.8 %	94.1 %	94.4 %	94.4 %
Storage Revenue / Sq. Ft.	$8.27	$8.21	$7.86	$7.83	$7.93
Storage NOI / Sq. Ft.	$6.64	$6.60	$6.45	$6.39	$6.43
Data Center:					
Leasable Megawatts	179.8	176.8	176.4	156.6	144.7
Leased % - Stabilized	91.8 %	91.6 %	91.2 %	89.4 %	88.4 %
Leased % - Total	90.6 %	90.7 %	89.3 %	85.0 %	83.0 %
Kilowatts Leased - New/Expansion	83,046	35,048	27,199	8,989	3,610
Churn	0.6 %	2.0 %	0.8 %	3.9 %	1.9 %
Number of Facilities	20	20	19	19	15
Number of Markets	18	18	16	16	13

investors.ironmountain.com Q2 2022 Supplemental Financial Information 6

Organic Revenue Growth (1) Q2 2022 Q1 2022 YTD 2022 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 4.9% 7.8% 8.2% 6.1% 7.9% 6.8% 5.5% 7.8% 8.0% Service 33.6% 37.6% 21.1% 32.9% 35.4% 16.1% 33.3% 36.5% 19.2% Total Revenues 15.2% 18.5% 12.8% 15.3% 17.4% 10.0% 15.3% 17.9% 12.0% Total Organic Revenue Growth (3.4)% (3.4)% (0.6)% 9.7% 7.4% 8.5% 10.0% 12.8% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 (8.0)% (4.0)% 0.0% 4.0% 8.0% 12.0% 16.0% Organic Storage Rental Revenue Growth 2.5% 1.7% 1.7% 2.5% 2.3% 3.6% 6.8% 8.2% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Organic Service Revenue Growth (13.5)% (12.1)% (4.8)% 25.5% 17.7% 17.6% 16.1% 21.1% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 (40.0)% (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q2 2022 Supplemental Financial Information 7

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 500,000 550,000 600,000 650,000 700,000 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Records and Information Management 694,723 693,747 691,784 691,314 693,476 702,620 700,870 699,104 696,550 Adjacent Businesses 5,906 6,534 7,077 7,335 7,683 7,961 7,934 8,084 8,164 Consumer and Other 6,495 8,967 10,373 12,694 14,613 16,250 17,442 20,466 25,287 Total Volume - Storage 707,126 709,247 709,233 711,342 715,772 726,831 726,246 727,653 730,001 Business acquisitions during the quarter (1) 3,555 272 — — 5,020 10,743 — — — (1) Business acquisitions volume acquired during the quarter included in total volume. Section III - Operational Metrics investors.ironmountain.com Q2 2022 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance (1)

	Q2 2022	Q1 2022	Q2 2021	Y/Y % Change Reported	Constant Currency	Organic Growth (2)
Global RIM Business						
Storage Rental	$649,771	$650,087	$628,678	3.4%	6.4%	6.3%
Service	420,705	398,804	367,646	14.4%	17.8%	17.7%
Total Revenues	$1,070,476	$1,048,891	$996,324	7.4%	10.6%	10.5%
Adjusted EBITDA	**$469,368**	**$448,795**	**$423,940**			
Adjusted EBITDA Margin	*43.8 %*	*42.8 %*	*42.6 %*			
Global Data Center Business						
Storage Rental	$89,768	$87,451	$71,237	26.0%	28.9%	23.8%
Service	10,320	9,536	5,740	79.8%	91.4%	95.5%
Total Revenues	$100,088	$96,987	$76,977	30.0%	33.4%	29.0%
Adjusted EBITDA	**$42,307**	**$41,977**	**$33,432**			
Adjusted EBITDA Margin	*42.3 %*	*43.3 %*	*43.4 %*			
Corporate and Other Business						
Storage Rental	$13,587	$13,532	$18,357	(26.0)%	(25.2)%	9.4%
Service	105,383	88,636	28,098	275.1%	288.7%	49.5%
Total Revenues	$118,970	$102,168	$46,455	156.1%	162.8%	37.0%
Adjusted EBITDA	**$(56,969)**	**$(59,778)**	**$(51,741)**			
Total Consolidated						
Storage Rental	$753,126	$751,070	$718,272	4.9%	7.8%	8.2%
Service	$536,408	496,976	401,484	33.6%	37.6%	21.1%
Total Revenues	$1,289,534	$1,248,046	$1,119,756	15.2%	18.5%	12.8%
Adjusted EBITDA	**$454,706**	**$430,994**	**$405,631**			
Adjusted EBITDA Margin	*35.3 %*	*34.5 %*	*36.2 %*			

(1) As a result of the realignment of our global managerial structure, we reassessed the composition of our reportable segments and note that (i) our Entertainment Services offerings are now managed as part of our Global RIM Business segment; (ii) certain commercial costs that were previously managed as part of Corporate and Other Business are now managed as part of our Global RIM Business segment, and (iii) our ALM services, which includes our legacy secure IT disposition business our business acquired from ITRenew, are now managed as a separate operating segment that is included in Corporate and Other Business.
(2) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com
Q2 2022 Supplemental Financial Information
9

IRON MOUNTAIN
Section III - Operational Metrics

Year to Date Operating Performance (1)

	YTD 2022	YTD 2021	Y/Y % Change Reported	Constant Currency	Organic Growth (2)
Global RIM Business					
Storage Rental	$1,299,858	$1,250,564	3.9%	6.4%	6.1%
Service	819,509	722,678	13.4%	16.1%	15.8%
Total Revenues	$2,119,367	$1,973,242	7.4%	10.0%	9.7%
Adjusted EBITDA	**$918,163**	**$827,373**			
Adjusted EBITDA Margin	*43.3 %*	*41.9 %*			
Global Data Center Business					
Storage Rental	$177,219	$138,394	28.1%	30.3%	25.0%
Service	19,856	9,691	104.9%	114.8%	115.5%
Total Revenues	$197,075	$148,085	33.1%	35.7%	30.9%
Adjusted EBITDA	**$84,284**	**$63,864**			
Adjusted EBITDA Margin	*42.8 %*	*43.1 %*			
Corporate and Other Business					
Storage Rental	$27,119	$37,370	(27.4)%	(27.0)%	8.4%
Service	194,019	43,099	350.2%	363.2%	53.6%
Total Revenues	$221,138	$80,469	174.8%	179.8%	37.5%
Adjusted EBITDA	**$(116,747)**	**$(105,041)**			
Total Consolidated					
Storage Rental	$1,504,196	$1,426,328	5.5%	7.8%	8.0%
Service	1,033,384	775,468	33.3%	36.5%	19.2%
Total Revenues	$2,537,580	$2,201,796	15.3%	17.9%	12.0%
Adjusted EBITDA	**$885,700**	**$786,196**			
Adjusted EBITDA Margin	*34.9 %*	*35.7 %*			

(1) As a result of the realignment of our global managerial structure, we reassessed the composition of our reportable segments and note that (i) our Entertainment Services offerings are now managed as part of our Global RIM Business segment; (ii) certain commercial costs that were previously managed as part of Corporate and Other Business are now managed as part of our Global RIM Business segment, and (iii) our ALM services, which includes our legacy secure IT disposition business our business acquired from ITRenew, are now managed as a separate operating segment that is included in Corporate and Other Business.

(2) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 6/30/2022 12/31/2021 ASSETS Current Assets: Cash and Cash Equivalents $144,746 $255,828 Accounts Receivable, Net 1,116,329 961,419 Prepaid Expenses and Other 280,944 224,020 Total Current Assets $1,542,019 $1,441,267 Property, Plant and Equipment: Property, Plant and Equipment $8,690,956 $8,647,303 Less: Accumulated Depreciation (4,072,787) (3,979,159) Property, Plant and Equipment, Net $4,618,169 $4,668,144 Other Assets, Net: Goodwill $4,923,691 $4,463,531 Customer and Supplier Relationships and Other Intangible Assets 1,508,526 1,181,043 Operating Lease Right-of-Use Assets 2,512,377 2,314,422 Other 517,537 381,624 Total Other Assets, Net $9,462,131 $8,340,620 Total Assets $15,622,319 $14,450,031 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $86,790 $309,428 Accounts Payable 435,475 369,145 Accrued Expenses and Other Current Liabilities 957,507 1,032,537 Deferred Revenue 302,494 307,470 Total Current Liabilities $1,782,266 $2,018,580 Long-term Debt, Net of Current Portion 9,993,126 8,962,513 Long-term Operating Lease Liabilities, Net of Current Portion 2,371,270 2,171,472 Other Long-term Liabilities 404,703 144,053 Deferred Income Taxes 325,222 223,934 Redeemable Noncontrolling Interests 93,957 72,411 Total Long-term Liabilities $13,188,278 $11,574,383 Total Liabilities $14,970,544 $13,592,963 Equity Total Equity $651,775 $857,068 Total Liabilities and Equity $15,622,319 $14,450,031 - Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2022 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Storage Rental	$753,126	$751,070	0.3 %	$718,272	4.9 %
Service	536,408	496,976	7.9 %	401,484	33.6 %
Total Revenues	**$1,289,534**	**$1,248,046**	**3.3 %**	**$1,119,756**	**15.2 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$556,476	$546,622	1.8 %	$474,579	17.3 %
Selling, General and Administrative	295,394	280,723	5.2 %	259,779	13.7 %
Depreciation and Amortization	178,254	183,615	(2.9)%	166,685	6.9 %
Acquisition and Integration Costs	16,878	15,661	7.8 %	2,277	n/a
Restructuring Charges	—	—	—	39,443	(100.0)%
(Gain) on Disposal/Write-Down of PP&E, Net	(51,249)	(705)	n/a	(128,935)	(60.3)%
Total Operating Expenses	**$995,753**	**$1,025,916**	**(2.9)%**	**$813,828**	**22.4 %**
Operating Income	**$293,781**	**$222,130**	**32.3 %**	**$305,928**	**(4.0)%**
Interest Expense, Net	115,057	114,442	0.5 %	105,220	9.3 %
Other (Income) Expense, Net	(41,217)	55,901	n/a	(186,230)	(77.9)%
Net Income Before Provision (Benefit) for Income Taxes	**$219,941**	**$51,787**	**n/a**	**$386,938**	**(43.2)%**
Provision (Benefit) for Income Taxes	18,083	10,080	79.4 %	110,416	(83.6)%
Net Income	**$201,858**	**$41,707**	**n/a**	**$276,522**	**(27.0)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,777	(592)	n/a	1,237	43.7 %
Net Income Attributable to Iron Mountain Incorporated	**$200,081**	**$42,299**	**n/a**	**$275,285**	**(27.3)%**
Net Income Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.69	$0.15	n/a	$0.95	(27.4)%
Diluted	$0.68	$0.14	n/a	$0.95	(28.4)%
Weighted Average Common Shares Outstanding - Basic	290,756	290,328	0.1 %	289,247	0.5 %
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	0.2 %	291,079	0.5 %

investors.ironmountain.com Q2 2022 Supplemental Financial Information 12

Year to Date Condensed Consolidated Statements of Operations YTD 2022 YTD 2021 % Change Storage Rental $1,504,196 $1,426,328 5.5 % Service 1,033,384 775,468 33.3 % Total Revenues $2,537,580 $2,201,796 15.3 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,103,098 $926,488 19.1 % Selling, General and Administrative 576,117 518,502 11.1 % Depreciation and Amortization 361,869 332,327 8.9 % Acquisition and Integration Costs 32,539 2,277 n/a Restructuring Charges — 79,254 (100.0) % (Gain) on Disposal/Write-Down of PP&E, Net (51,954) (133,386) (61.0) % Total Operating Expenses $2,021,669 $1,725,462 17.2 % Operating Income $515,911 $476,334 8.3 % Interest Expense, Net 229,499 209,642 9.5 % Other Expense (Income), Net 14,684 (181,517) n/a Net Income Before Provision (Benefit) for Income Taxes $271,728 $448,209 (39.4) % Provision (Benefit) for Income Taxes 28,163 125,056 (77.5) % Net Income $243,565 $323,153 (24.6) % Less: Net Income Attributable to Noncontrolling Interests 1,185 2,265 (47.7) % Net Income Attributable to Iron Mountain Incorporated $242,380 $320,888 (24.5) % Net Income Per Share Attributable to Iron Mountain Incorporated: Basic $0.83 $1.11 (25.2) % Diluted $0.83 $1.11 (25.2) % Weighted Average Common Shares Outstanding - Basic 290,542 289,001 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,166 290,303 0.6 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2022 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income to Adjusted EBITDA

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Net Income	**$201,858**	**$41,707**	**n/a**	**$276,522**	**(27.0)%**
Add / (Deduct):					
Interest Expense, Net	115,057	114,442	0.5 %	105,220	9.3 %
Provision (Benefit) for Income Taxes	18,083	10,080	79.4 %	110,416	(83.6)%
Depreciation and Amortization	178,254	183,615	(2.9)%	166,685	6.9 %
Acquisition and Integration Costs	16,878	15,661	7.8 %	2,277	n/a
Restructuring Charges	—	—	—	39,443	(100.0)%
(Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(51,249)	(705)	n/a	(128,935)	(60.3)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(46,103)	53,515	n/a	(189,605)	(75.7)%
Stock-Based Compensation Expense	20,256	11,341	78.6 %	22,536	(10.1)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,672	1,338	25.0 %	1,072	56.0 %
Adjusted EBITDA	**$454,706**	**$430,994**	**5.5 %**	**$405,631**	**12.1 %**

Year to Date Reconciliation of Net Income to Adjusted EBITDA

	YTD 2022	YTD 2021	% Change
Net Income	**$243,565**	**$323,153**	(24.6)%
Add / (Deduct):			
Interest Expense, Net	229,499	209,642	9.5 %
Provision (Benefit) for Income Taxes	28,163	125,056	(77.5)%
Depreciation and Amortization	361,869	332,327	8.9 %
Acquisition and Integration Costs	32,539	2,277	n/a
Restructuring Charges	—	79,254	(100.0)%
(Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(51,954)	(133,386)	(61.0)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	7,412	(187,484)	n/a
Stock-Based Compensation Expense	31,597	33,269	(5.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,010	2,088	44.2 %
Adjusted EBITDA	**$885,700**	**$786,196**	**12.7 %**

investors.ironmountain.com Q2 2022 Supplemental Financial Information 14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Reported EPS - Fully Diluted from Net Income Attributable to Iron Mountain Incorporated	**$0.68**	**$0.14**	**n/a**	**$0.95**	**(28.4)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.06	0.05	20.0 %	0.01	n/a
Restructuring Charges	—	—	—	0.14	(100.0)%
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	—	0.02	(100.0)%	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.18)	—	—	(0.44)	(59.1)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.16)	0.18	n/a	(0.65)	(75.4)%
Stock-Based Compensation Expense	0.07	0.04	75.0 %	0.08	(12.5)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.03)	(0.05)	(40.0)%	0.31	n/a
Net Income Attributable to Noncontrolling Interests	0.01	—	n/a	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.46**	**$0.38**	**21.1 %**	**$0.38**	**21.1 %**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2022	YTD 2021	Q/Q % Change
Reported EPS - Fully Diluted from Net Income Attributable to Iron Mountain Incorporated	**$0.83**	**$1.11**	**(25.2)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.11	0.01	n/a
Restructuring Charges	—	0.27	(100.0)%
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	0.02	—	n/a
(Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.18)	(0.46)	(60.9)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.03	(0.65)	n/a
Stock-Based Compensation Expense	0.11	0.11	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.07)	0.30	n/a
Net Income Attributable to Noncontrolling Interests	—	0.01	(100.0)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.85**	**$0.70**	**21.4 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted Earnings per Share ("Adjusted EPS") for the year-to-date periods ended June 30, 2022 and 2021 was 16.5% and 16.2%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

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IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income to FFO and AFFO

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Net Income	**$201,858**	**$41,707**	**384.0 %**	**$276,522**	**(27.0)%**
Add / (Deduct):					
Real Estate Depreciation (1)	75,008	79,333	(5.5)%	74,784	0.3 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(48,978)	214	n/a	(102,476)	(52.2)%
Data Center Lease-Based Intangible Asset Amortization (2)	4,040	4,123	(2.0)%	10,482	(61.5)%
FFO (Nareit)	**$231,928**	**$125,377**	**85.0 %**	**$259,312**	**(10.6)%**
Add / (Deduct):					
Acquisition and Integration Costs	16,878	15,661	7.8 %	2,277	n/a
Restructuring Charges	—	—	—	39,443	(100.0)%
(Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(2,270)	(919)	n/a	(1,076)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(46,103)	53,515	n/a	(189,605)	(75.7)%
Stock-Based Compensation Expense	20,256	11,341	78.6 %	22,536	(10.1)%
Real Estate Financing Lease Depreciation	3,427	3,780	(9.3)%	3,515	(2.5)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(8,250)	(15,632)	(47.2)%	63,570	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	374	(20)	n/a	(9)	n/a
FFO (Normalized)	**$216,240**	**$193,103**	**12.0 %**	**$199,963**	**8.1 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.79	$0.43	83.7 %	$0.89	(11.2)%
FFO (Normalized)	$0.74	$0.66	12.1 %	$0.69	7.2 %
Weighted Average Common Shares Outstanding - Basic	290,756	290,328	0.1 %	289,247	0.5 %
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	0.2 %	291,079	0.5 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

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Q2 2022 Supplemental Financial Information
16

IRON MOUNTAIN

Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income to FFO and AFFO (Continued)

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
FFO (Normalized)	**$216,240**	**$193,103**	**12.0 %**	**$199,963**	**8.1 %**
Add / (Deduct):					
Non-Real Estate Depreciation	37,667	37,280	1.0 %	34,191	10.2 %
Amortization Expense (1)	48,332	50,494	(4.3)%	36,250	33.3 %
Amortization of Deferred Financing Costs	3,454	5,610	(38.4)%	4,316	(20.0)%
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,821	1,860	(2.1)%	2,065	(11.8)%
Non-Cash Rent Expense (Income)	4,384	3,126	40.2 %	3,958	10.8 %
Reconciliation to Normalized Cash Taxes	(9,422)	6,435	n/a	188	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	857	1,110	(22.8)%	969	(11.6)%
Less:					
Recurring Capital Expenditures	32,399	34,785	(6.9)%	35,909	(9.8)%
AFFO	**$270,934**	**$264,234**	**2.5 %**	**$245,992**	**10.1 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.93**	**$0.91**	**2.3 %**	**$0.85**	**9.6 %**
Weighted Average Common Shares Outstanding - Basic	290,756	290,328	0.1 %	289,247	0.5 %
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	0.2 %	291,079	0.5 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $9.8M, $8.6M, and $7.5M in Q2 2022, Q1 2022, and Q2 2021, respectively.

investors.ironmountain.com

Q2 2022 Supplemental Financial Information

17

Year to Date Reconciliation of Net Income to FFO and AFFO YTD 2022 YTD 2021 % Change Net Income $243,565 $323,153 (24.6) % Add / (Deduct): Real Estate Depreciation (1) 154,341 150,831 2.3% (Gain) on Sale of Real Estate, Net of Tax (48,764) (106,781) (54.3) % Data Center Lease-Based Intangible Asset Amortization (2) 8,163 20,965 (61.1) % FFO (Nareit) $357,305 $388,168 (8.0) % Add / (Deduct): Acquisition and Integration Costs 32,539 2,277 n/a Restructuring Charges — 79,254 (100.0) % (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) (3,189) (1,222) n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 7,412 (187,484) n/a Stock-Based Compensation Expense 31,597 33,269 (5.0) % Real Estate Financing Lease Depreciation 7,207 7,051 2.2 % Tax Impact of Reconciling Items and Discrete Tax Items (3) (20,876) 60,494 n/a Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures 354 (13) n/a FFO (Normalized) $412,349 $381,794 8.0 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.22 $1.34 (8.5) % FFO (Normalized) $1.41 $1.32 7.3 % Weighted Average Common Shares Outstanding - Basic 290,542 289,001 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,166 290,303 0.6% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2022 Supplemental Financial Information 18

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income to FFO and AFFO (continued)

	YTD 2022	YTD 2021	% Change
FFO (Normalized)	**$412,349**	**$381,794**	**8.0 %**
Add / (Deduct):			
Non-Real Estate Depreciation	74,947	69,057	8.5 %
Amortization Expense (1)	98,826	69,736	41.7 %
Amortization of Deferred Financing Costs	9,064	8,443	7.4 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	3,681	4,327	(14.9)%
Non-Cash Rent Expense (Income)	7,510	9,369	(19.8)%
Reconciliation to Normalized Cash Taxes	(5,992)	1,269	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,967	1,881	4.6 %
Less:			
Recurring Capital Expenditures	67,184	64,492	4.2 %
AFFO	**$535,168**	**$481,384**	**11.2 %**
Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	**$1.83**	**$1.66**	**10.2 %**
Weighted Average Common Shares Outstanding - Basic	290,542	289,001	0.5 %
Weighted Average Common Shares Outstanding - Diluted	292,166	290,303	0.6 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $18.4M and $14.7M in YTD 2022 and YTD 2021, respectively.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 19

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$753,126**	**$751,070**	**0.3 %**	**$718,272**	**4.9 %**
Plus: Terminations/Permanent Withdrawal Fees	8,739	8,363	4.5 %	6,926	26.2 %
Total Revenue from Adjusted Storage Rental Activities	**$761,866**	**$759,433**	**0.3 %**	**$725,198**	**5.1 %**
Less: Storage Rental Expenses					
Storage Rent	103,420	104,291	(0.8)%	99,727	3.7 %
Other Facility Costs	97,825	102,772	(4.8)%	86,711	12.8 %
Storage Rental Labor	6,953	6,740	3.2 %	7,559	(8.0)%
Other Storage Rental Expenses	10,366	10,161	2.0 %	11,883	(12.8)%
Storage Rental Cost of Sales	**$218,563**	**$223,964**	**(2.4)%**	**$205,880**	**6.2 %**
Storage Rental Gross Profit	**$543,302**	**$535,469**	**1.5 %**	**$519,319**	**4.6 %**
Storage Rental Gross Margin	*71.3 %*	*70.5 %*	*80 bps*	*71.6 %*	*(30 bps)*
Service Business Detail					
Total Service Revenue	**$536,408**	**$496,976**	**7.9 %**	**$401,484**	**33.6 %**
Less: Terminations/Permanent Withdrawal Fees	8,739	8,363	4.5 %	6,926	26.2 %
Total Revenue from Adjusted Service Activities	**$527,669**	**$488,613**	**8.0 %**	**$394,559**	**33.7 %**
Less: Service Expenses					
Service Rent	4,273	3,869	10.4 %	2,868	49.0 %
Other Facility Costs	8,278	7,386	12.1 %	6,792	21.9 %
Service Labor	196,506	194,761	0.9 %	191,524	2.6 %
Other Service Expenses	128,856	116,641	10.5 %	67,514	90.9 %
Service Cost of Sales	**$337,913**	**$322,657**	**4.7 %**	**$268,699**	**25.8 %**
Service Gross Profit	**$189,756**	**$165,956**	**14.3 %**	**$125,860**	**50.8 %**
Service Gross Margin	*36.0 %*	*34.0 %*	*200 bps*	*31.9 %*	*410 bps*

investors.ironmountain.com
Q2 2022 Supplemental Financial Information
20

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Year to Date Storage Rental and Service Business Detail

	YTD 2022	YTD 2021	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$1,504,196**	**$1,426,328**	**5.5 %**
Plus: Terminations/Permanent Withdrawal Fees	17,102	13,878	23.2 %
Total Revenue from Adjusted Storage Rental Activities	**$1,521,298**	**$1,440,207**	**5.6 %**
Less: Storage Rental Expenses			
Storage Rent	207,711	197,016	5.4 %
Other Facility Costs	200,597	174,660	14.8 %
Storage Rental Labor	13,693	14,812	(7.6)%
Other Storage Rental Expenses	20,527	22,730	(9.7)%
Storage Rental Cost of Sales	**$442,528**	**$409,218**	**8.1 %**
Storage Rental Gross Profit	**$1,078,770**	**$1,030,989**	**4.6 %**
Storage Rental Gross Margin	*70.9 %*	*71.6 %*	*(70 bps)*
Service Business Detail			
Total Service Revenue	**$1,033,384**	**$775,468**	**33.3 %**
Less: Terminations/Permanent Withdrawal Fees	17,102	13,878	23.2 %
Total Revenue from Adjusted Service Activities	**$1,016,282**	**$761,590**	**33.4 %**
Less: Service Expenses			
Service Rent	8,142	6,054	34.5 %
Other Facility Costs	15,664	13,251	18.2 %
Service Labor	391,267	373,667	4.7 %
Other Service Expenses	245,497	124,297	97.5 %
Service Cost of Sales	**$660,570**	**$517,270**	**27.7 %**
Service Gross Profit	**$355,712**	**$244,320**	**45.6 %**
Service Gross Margin	*35.0 %*	*32.1 %*	*290 bps*

investors.ironmountain.com
Q2 2022 Supplemental Financial Information
21

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 3/31/2022 (2)	262	24,533	1,130	69,343	1,392	93,876
Additions & Expansions	—	—	21	2,434	21	2,434
Dispositions & Move Outs	(10)	(753)	(27)	(947)	(37)	(1,701)
Total as of 6/30/2022 (3)	**252**	**23,780**	**1,124**	**70,829**	**1,376**	**94,609**
Total %	***18.3 %***	***25.1 %***	***81.7 %***	***74.9 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,947
Chicago	1,282
Boston	1,258
Dallas	966
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (4) (% of total square feet subject to lease)


5.2%
3.7%
3.7%
4.0%
3.5%
2.3%
3.4%
5.2%
4.5%
64.5%
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.8 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Reflects adjustments to previous periods due to refinements to real estate basis.
(3) Includes 11 owned data center facilities and 5 leased data center facilities with 2.7M Sq. Ft. and 0.6M Sq. Ft., respectively.
(4) Includes financing and operating lease obligations.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2022	219	5.2	1.7%	17,637	4.5%
2023	536	23.0	7.8%	69,119	17.7%
2024	280	13.9	4.7%	36,423	9.4%
2025	189	28.1	9.5%	65,112	16.7%
2026	66	20.8	7.0%	35,170	9.0%
2027	23	7.0	2.4%	13,322	3.4%
2028	17	46.6	15.8%	54,815	14.1%
Thereafter	22	151.1	51.1%	97,889	25.1%
Total	**1,352**	**295.8**	**100.0%**	**$389,488**	**100.0%**
WALE:	**5.0 years**				

Data Center Leasing Activity Summary

	Q2 2022				YTD 2022			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	55	$1,144	11,046	$104	112	$4,501	46,094	$98
New Built to Suit leases signed	2	1,346	72,000	19	2	1,346	72,000	19
Commenced leases	47	957	6,766	141	84	1,538	9,954	155
Renewed leases	149	1,141	4,554	251	273	2,870	11,896	241
Churn	0.6%				2.6%			
Cash Mark to Market	1.9%				1.6%			
GAAP Mark to Market	3.0%				3.1%			

VA-2 Data Center Rendering



investors.ironmountain.com Q2 2022 Supplemental Financial Information 23

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	78.4%	—	—	14.2	78.4%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	23.0	100.0%	1.0	—	24.0	95.8%
AZS-1	5.7	46.2%	—	—	5.7	46.2%
Total Phoenix	**69.7**	**95.6%**	**1.0**	**—**	**70.7**	**94.2%**
Denver						
DEN-1	11.3	54.6%	—	—	11.3	54.6%
New Jersey						
NJE-1	15.1	100.0%	1.2	8.3%	16.3	93.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	10.0	100.0%	—	—	10.0	100.0%
Amsterdam						
AMS-1	12.7	85.5%	1.1	78.1%	13.8	84.9%
London						
LON-1	9.1	94.9%	—	—	9.1	94.9%
Frankfurt						
FRA-1	9.0	100.0%	—	—	9.0	100.0%
FRA-2	4.6	100.0%	—	—	4.6	100.0%
Singapore						
SIN-1	6.9	100.0%	—	—	6.9	100.0%
India						
Web Werks JV	1.5	42.5%	—	—	1.5	42.5%
Total Data Center Properties	**176.5**	**91.8%**	**3.3**	**29.1%**	**179.8**	**90.6%**

Total Potential Capacity - Megawatts

	Q2 2022	Q2 2021
Leasable	179.8	144.7
Under Construction	185.7	66.0
Held for Development	247.9	234.8
Total Data Center Portfolio	**613.4**	**445.5**

investors.ironmountain.com Q2 2022 Supplemental Financial Information 24

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q2 2022 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$1.1	$8.4	$45.0	Q4 2023	Q4 2024	4.6
Phoenix									
AZP-2 Phase 5	6.0	—	—	$20.0	$62.2	$95.6	Q4 2023	Q1 2024	—
AZP-2 Phase 6	6.0	3.0	50.0%	$5.0	$7.2	$41.0	Q1 2023	Q1 2024	—
AZP-2 Phase 7	4.5	4.5	100.0%	—	—	$35.0	Q1 2023	Q1 2023	7.5
Northern Virginia									
VA-2 Phase 3	12.0	12.0	100.0%	$23.8	$43.6	$75.0	Q3 2022	Q3 2022	—
VA-2 Phase 4	14.0	8.0	57.1%	$4.4	$5.7	$120.0	Q2 2023	Q2 2024	—
New Jersey									
NJE-1 Phase 4	0.5	0.5	100.0%	—	$1.9	$4.8	Q4 2022	Q4 2022	—
NJE-1 Phase 5	4.0	2.5	62.5%	$4.2	$4.2	$34.0	Q1 2023	Q1 2024	4.8
Frankfurt									
FRA-2 Phase 2	6.0	—	—	$0.5	$0.5	$43.7	Q2 2023	Q2 2024	—
India									
Web Werks JV	0.7	—	—	—	—	—			1.8
All Other Facilities									14.3
Total Expansion	**58.7**	**30.5**	**52.0%**	**$59.0**	**$133.7**	**$494.1**			**33.0**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt (1)									
FRA-1 Phase 2	9.0	9.0	100.0%	—	—	—	Q2 2023	Q4 2024	—
FRA-1 Phase 3	9.0	9.0	100.0%	—	—	—	Q2 2023	Q2 2027	—
London									
LON-2 Phase 1	9.0	9.0	100.0%	$5.5	$28.4	$133.4	Q2 2023	Q4 2023	—
LON-2 Phase 2	9.0	9.0	100.0%	$4.3	$4.3	$60.0	Q4 2023	Q4 2024	—
LON-2 Phase 3	9.0	9.0	100.0%	—	—	$60.0	Q2 2024	Q4 2028	—
Northern Virginia (2)									
VA-4	32.0	32.0	100.0%	—	—	$96.2	Q3 2025	Q3 2025	—
VA-5	40.0	40.0	100.0%	—	—	$109.5	Q2 2025	Q2 2025	—
VA Future Phases	—	—	—	—	—	—			150.0
India (3)									
Web Werks JV	10.0	—	—	—	—	—			18.3
Total New Development	**127.0**	**117.0**	**92.1%**	**$9.8**	**$32.7**	**$459.1**			**214.9**
Total Development	**185.7**	**147.5**	**79.4%**	**$68.8**	**$166.5**	**$953.2**			**247.9**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(2) VA-4/5 is a consolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(3) Represents an unconsolidated joint venture in India; operating three facilities in three markets, and with land parcels in a further two markets.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 25

Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,496,875
Outstanding	$824,875
Letters of Credit	$3,831
Remaining Capacity	$1,668,169
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	3.36 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.5x
Net Total Lease-Adjusted Leverage Ratio	5.3x

Total Market Capitalization as of 06/30/2022	
# of Shares Outstanding	290,680
Share Price as of 06/30/22	$48.69
Total Market Capitalization	$14,153,209
Net Debt (1)	$10,024,876
Total Enterprise Value	$24,178,085
Net Debt to Total Enterprise Value	41.5 %
Adjusted EBITDA to Interest Expense	4.0x
Total Enterprise Value to Adjusted EBITDA (2)	13.9x

Fixed vs. Floating Rate Debt


18%
82%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/10/2021	12/13/2021

Total Debt Weighted Average Rates	
Weighted Average Interest	4.7 %
Weighted Average Maturity	6.6 Years
USD denominated	85 %

Debt Maturity Profile ($ in Millions) (3)


$32
$209
$55
$831
$878
$1,769
$1,325
$1,000
$1,300
$1,100
$1,350
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
A/R Securitization
Senior Unsecured Notes
Bi-Lateral Loans
USD Term Loan B
AUD Term Loan B
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $86.8M plus long-term debt net of current portion of $9,993.1M plus deferred financing costs of $89.7M less cash and cash equivalents of $144.7M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com Q2 2022 Supplemental Financial Information 26

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Growth:					
Data Center	$101,655	$82,159	23.7 %	$77,556	31.1 %
Real Estate	39,564	27,290	45.0 %	19,808	99.7 %
Innovation and Other	14,938	6,020	n/a	2,894	n/a
Total Growth Capital Expenditures	**$156,158**	**$115,469**	**35.2 %**	**$100,257**	**55.8 %**
Recurring:					
Real Estate	$16,131	$7,541	n/a	$16,588	(2.8)%
Non-Real Estate	13,058	24,776	(47.3)%	17,390	(24.9)%
Data Center	3,210	2,468	30.1 %	1,931	66.2 %
Total Recurring Capital Expenditures	**$32,399**	**$34,785**	**(6.9)%**	**$35,909**	**(9.8)%**
Total Growth and Recurring Capital Expenditures	**$188,557**	**$150,254**	**25.5 %**	**$136,166**	**38.5 %**
Net Change in Prepaid and Accrued Capital Expenditures	(19,388)	10,796	n/a	13,892	n/a
Total Cash Paid for Growth and Recurring Capital Expenditures	**$169,170**	**$161,050**	**5.0 %**	**$150,058**	**12.7 %**

Year to Date Capital Expenditures

	YTD 2022	YTD 2021	% Change
Growth:			
Data Center	$183,815	$136,446	34.7 %
Real Estate	66,855	39,525	69.1 %
Innovation and Other	20,958	9,144	n/a
Total Growth Capital Expenditures	**$271,628**	**$185,115**	**46.7 %**
Recurring:			
Real Estate	$23,672	$29,813	(20.6)%
Non-Real Estate	37,834	31,656	19.5 %
Data Center	5,678	3,023	87.8 %
Total Recurring Capital Expenditures	**$67,184**	**$64,492**	**4.2 %**
Total Growth and Recurring Capital Expenditures	**$338,812**	**$249,607**	**35.7 %**
Net Change in Prepaid and Accrued Capital Expenditures	(8,592)	45,979	n/a
Total Cash Paid for Growth and Recurring Capital Expenditures	**$330,220**	**$295,586**	**11.7 %**

TTM Recurring Capex as a % of Revenue (excl. Data Center)


3.7%
3.7%
3.2%
3.2%
3.0%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

TTM Data Center Recurring CapEx as a % of Data Center Revenue


5.0%
4.8%
4.1%
4.2%
4.3%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

investors.ironmountain.com
Q2 2022 Supplemental Financial Information
27

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Acquisition and Integration Costs: Acquisition and Integration Costs represent operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, facility upgrade and system integration costs (collectively, "Acquisition and Integration Costs"). Acquisition and Integration Costs do not include costs associated with the formation of joint ventures or costs associated with the acquisition of customer relationships. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; and (vii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (income) expense, net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10-Q/10-K. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO: Adjusted funds from operations (“AFFO”) is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer and supplier relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: AFFO divided by weighted-average fully-diluted shares outstanding. Funds From Operations, or FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Real estate financing lease depreciation; and (vii) Tax impact of reconciling items and discrete tax items. Section X - Appendix and Definitions investors.ironmountain.com Q2 2022 Supplemental Financial Information 28

FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: Provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 59 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, (iv) secure shredding services through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, which is a natural extension of our hardcopy records management operations, completing the lifecycle of a record, and includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide (“Secure Shredding”), (v) entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets (“Entertainment Services”), and (vi) on-demand, valet storage for consumers (“Consumer Storage”) through a strategic partnership that utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other Business: Consists primarily of our Fine Arts and ALM businesses and other corporate items. Our Fine Arts business provides technical expertise in the handling, installation and storing of art (“Fine Arts”). Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics and chain of custody practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. Our ALM service focuses on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Our ALM business includes our legacy secure IT disposition business and our acquired ITRenew business (“ITRenew”). Corporate and Other Business also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. Constant Currency: Adjusts results to normalize FX impacts across comparable periods. Section X - Appendix and Definitions investors.ironmountain.com Q2 2022 Supplemental Financial Information 29

Data Center Business Definitions Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: Calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth: Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges: Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq. Ft.: Storage revenue (or storage NOI) divided by the quarterly building Sq. Ft. average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Fine Art and Entertainment Services ("Adjacent Businesses"), measured on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q2 2022 Supplemental Financial Information 30